Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
September 1, 2015	C. Todd Asbury

(276) 873-7000

NEW PEOPLES BANKSHARES REPORTS SECOND QUARTER RESULTS

Honaker, Virginia — New Peoples Bankshares, Inc. (the “Company”) (OTCPINK: NWPP) and its wholly-owned subsidiary New Peoples Bank, Inc. (the “Bank”) today announced net income of $462,000, or $0.02 earnings per share, for the quarter ended June 30, 2015. This compares to a net loss of $(157,000), or $(0.01) per share, for the same period ended June 30, 2014 which is an improvement of $619,000, or $0.03 per share. Year-to-date, the Company reported net income of $1.1 million, or $0.05 per share, which is an improvement of $1.3 million when compared to the net loss of $(229,000) reported for the same period in 2014.

Highlights from the 2nd quarter of 2015 include:

•	A reduction of $504,000 in noninterest expenses when compared to the 2nd quarter of 2014, driven by a reduction in salary and employee benefits of $293,000;

•	No provision for loan losses taken in the 2nd quarter;

•	Net charge offs of $226,000 for the three-months ended June 30, 2015, which is an improvement of $736,000, or 76.5%, versus net charges offs of $962,000 reported for the 1st quarter of 2015, and an improvement of $394,000, or 63.6%, when compared to the same period in 2014;

•	A reduction in nonaccrual loans of $3.7 million, or 17.9% during the quarter; and

•	Strong net interest margin of 3.86%.

“We are seeing a continuing decline in our nonaccrual loans and overall, our asset quality is steadily improving. However, nonperforming assets do remain elevated and we will continue to aggressively reduce that number” stated Todd Asbury, President and Chief Executive Officer. “We have been profitable for each of the last four quarters and our core earnings are stable which is reflected in our solid net interest margin. We believe we are well reserved and we haven’t recorded a provision for loan loss since 2013. Capital levels continue to improve and we remain well capitalized.” He continued “Our immediate objectives are to increase earnings and capital levels, continue to remove non-performing assets off our books, and begin to grow our loan portfolio. I believe we are well-positioned to accomplish each these objectives.”

2015 2nd Quarter Results

Net interest income for the quarter ended June 30, 2015 was $5.6 million and was static when compared to the $5.6 million reported during the quarter ended June 30, 2014, but showed a slight improvement of $191,000 when compared on a linked-quarter basis. The average loan balance of $447.6 million for the 2nd quarter of 2015 was $29.0 million less than the average loan balance of $476.6 million for the quarter ended June 30, 2014 and $6.6 million less than the $454.2 million balance recorded for the quarter ended March 31, 2015. Interest income from loans including fees was $5.9 million for the 2nd quarter of 2015, down $315,000, or 5.0% from the $6.2 million reported in the same period in 2014. On a linked quarter basis, interest income on loans including fees increased slightly by $144,000, or 2.5%. The cost of interest-bearing liabilities decreased 11 basis points to 0.71% for the 2nd quarter of 2015 when compared to the 0.82% recorded for the 2nd quarter of 2014. The net interest margin improved 16 basis points to 3.86% for the quarter ended June 30, 2015 when compared to the 3.70% recorded for the same quarter in 2014. On a linked quarter basis, the margin improved 12 basis points from the 3.74% recorded for the quarter ended March 31, 2015.

Noninterest income for the 2nd quarter of 2015 was $1.5 million, which is an increase of $165,000 when compared to the $1.4 million for the same period in 2014.

Noninterest expenses declined $504,000 to $6.7 million for the second quarter of 2015 when compared to $7.2 million in noninterest expense in the same period in 2014. Salary and employee benefits expense was $2.9 million for the quarter ended June 30, 2015 which represents a decline of $293,000, or 9.2%, when compared to the $3.2 million of salary and employee benefit expense recorded during the three-months ended June 30, 2014. The decline in salary and employee benefit expense was predominately due to management’s decision to close four lower-performing branches in October of 2014 and attrition. FDIC insurance premiums declined $155,000 to $221,000 during the second quarter of 2015 versus the $376,000 recorded during the second quarter of 2014.

2015 Year-to-Date Results

Net interest income for the six-months ended June 30, 2015 was $11.0 million which represents a decline of $379,000, or 3.3%, when compared to the first half of 2014. Interest income from loans declined $922,000, or 7.3%, from $12.6 million recorded for the first half of 2014 to $11.7 million recorded for the first six months of 2015. The main driver in the decline in interest income from loans including fees is the 6.5%, or $31.1 million, decline in average loan balances to the $450.9 million average balance recorded for the first half of 2015 from the $482.0 million average balance recorded during the same period in 2014. Partially offsetting the decline in interest income from loans including fees was a decline in interest expense for deposits totaling $373,000, or 21.4% as well as a $159,000 increase in interest income from investments. Total interest expense from deposits declined to $1.4 million for the first six months of 2015 from $1.7 million recorded during the first half of 2014. Investment interest income increased from $690,000 during the first half of 2014 to $849,000 year-to-date 2015. The net interest margin for the first half of 2015 was 3.80% versus the 3.73% recorded for the same period in 2014.

Noninterest income for the first six months of 2015 was $3.0 million, which is in line with the $2.9 million recorded in the first six months of 2014.

Noninterest expenses declined $1.6 million to $12.9 million for the first half of 2015 when compared to $14.5 million in noninterest expense in the same period in 2014. Salary and employee benefits expense was $5.8 million for the six-months ended June 30, 2015 which represents declines of $585,000 or 9.1%, when compared to the $6.4 million of salary and employee benefit expense recorded during the same time frame in 2014. The decline in salary and employee benefit expense was predominately due to management’s decision to close four lower-performing branches in October of 2014. FDIC insurance premiums declined $311,000, or 41.5%, to $439,000 during the first half of 2015 versus the $750,000 recorded during the first half of 2014. Other real estate owned expense decreased $462,000, or 30.2%, from the $1.5 million recorded during the first half of 2014 to $1.1 million recorded for the first six months of 2015.

Balance Sheet

Consolidated assets were $642.8 million at June 30, 2015, a decrease of 1.3%, or $8.3 million over the December 31, 2014 level of $651.1 million. Interest-bearing deposits with banks decreased $7.0 million during the quarter to $14.0 million at June, 2015. Total loans declined $13.7 million, or 3.0%, to $443.8 million during the first half of 2015 compared to $457.5 million balance as of December 31, 2014. Investment securities available for sale were $107.7 million at June 30, 2015, which was an increase of $7.6 million, or 7.7% when compared to the December 31, 2014 balance of $100.1 million.

On the liability side of the balance sheet, total deposits contracted $8.6 million to $576.6 million during the first half of 2015. Non-time deposits grew $15.5 million, or 5.4%, from $285.2 million at December 31, 2014 to $300.7 million at June 30, 2015. Time deposits declined $24.1 million, or 8.0%, during the first six months of 2015 to a balance of $275.9 million. The shift from higher-costing time deposits to lower-costing non-time deposits represents a favorable repositioning of the Company’s deposit mix.

Total equity was $43.7 million at June 30, 2015. The Company and Bank were considered well-capitalized under regulatory guidelines.

Asset Quality and Allowance for Loan Losses

Nonperforming assets, which consists of other real estate owned and nonaccrual loans, declined $4.5 million, or 12.3%, from $36.9 million to $32.4 million during the first six months of 2015. Total nonperforming assets represented 5.0% and 5.7% of total assets at June 30, 2015 and December 31, 2014, respectively. Nonaccrual loans declined $4.8 million, or 22.2%, to $17.0 million while other real estate owned showed a slight increase of $289,000, or 1.9%, to $15.3 million during the first six months of 2015.

The allowance for loan losses was $8.7 million as of June 30, 2015, or 1.97% of total loans outstanding, compared to $9.9 million as of December 31, 2014 or 2.17% of outstanding loans. No provisions for loan losses were made in in the first six-months of 2015. Net charges offs during the quarter ended June 30, 2015 totaled $226,000. This compares favorably to the $962,000 and $620,000 of net charge offs recorded during the 1st quarter of 2015 and 2nd quarter of 2014, respectively. Net charges off year-to-date at June 30, 2015 totaled $1.2 million, which is an improvement of $316,000 when compared to the $1.5 million recorded for the same period in 2014.

About New Peoples Bankshares, Inc.

New Peoples Bankshares, Inc. is a one-bank holding company headquartered in Honaker, Virginia. Its wholly-owned subsidiary, New Peoples Bank, Inc. provides banking products and services through its 19 locations throughout southwest Virginia, eastern Tennessee, and southern West Virginia. The Company’s common stock is traded over the counter under the trading symbol “NWPP”. Additional investor information can be found on the Company’s website at www.npbankshares.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

NEW PEOPLES BANKSHARES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	June 30, 2015	December 31, 2014
	(UNAUDITED)
Assets
Cash and cash equivalents	$32,154	$35,560
Investment securities available for sale	107,741	100,069
Equity securities (restricted)	2,376	2,369
Loans receivable	443,775	457,549
Allowance for loan losses	(8,734)	(9,922)
Bank premises and equipment, net	28,321	28,766
Accrued interest receivable	1,871	1,975
Other real estate owned	15,338	15,049
Life insurance investments	12,402	12,268
Deferred taxes, net	5,091	4,988
Other assets	2,439	2,413

Total Assets	$642,774	$651,084

Liabilities
Non-Interest bearing deposits	150,980	143,950
Interest bearing deposits	425,617	441,242

Total Deposits	576,597	585,192
Accrued expenses and other liabilities	2,387	2,387
FHLB advances	3,558	4,158
Trust preferred securities	16,496	16,496

Total Liabilities	599,038	608,233

Total Stockholders’ Equity	43,736	42,851

Total Liabilities & Stockholders’ Equity	$642,774	$651,084

NEW PEOPLES BANKSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(dollars in thousands, except per share data)

	For the three-months ended
	June 30, 2015	June 30, 2014
	(UNAUDITED)	(UNAUDITED)
Interest and Dividend Income
Loans including fees	$5,925	$6,240
Federal funds sold	1	—
Interest-earning deposits with banks	29	47
Investments	423	348
Dividends on equity securities (restricted)	34	32

Total Interest and Dividend Income	6,412	6,667
Interest Expense
Interest-bearing demand deposits	9	10
Savings and money market deposits	44	49
Time deposits	611	798

Total Interest Expense on Deposits	664	857
FHLB advances	38	50
Trust preferred securities	109	113

Total Interest Expense	811	1,020

Net Interest Income	5,601	5,647
Provision for loan losses	—	—

Net Int. Inc. After Prov. for Loan Losses	5,601	5,647
Noninterest Income
Service charges and fees	1,229	1,192
Net realized gains on sale of investment securities	—	1
Other noninterest income	312	183

Total Noninterest Income	1,541	1,376
Noninterest Expense
Salaries and employee benefits	2,882	3,175
Occupancy	920	958
Other noninterest expense	2,878	3,051

Total Noninterest Expense	6,680	7,184

Income (Loss) Before Income Taxes	462	(161)

Income tax expense (benefit)	—	(4)

Net Income (Loss)	$462	$(157)

Income (Loss) per share, basic and diluted	$0.02	$(0.01)

Weighted average shares outstanding, basic and diluted	22,878,654	21,872,293

NEW PEOPLES BANKSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(dollars in thousands, except per share data)

	For the six-months ended
	June 30, 2015	June 30, 2014
	(UNAUDITED)	(UNAUDITED)
Interest and Dividend Income
Loans including fees	$11,706	$12,628
Federal funds sold	2	1
Interest-earning deposits with banks	55	85
Investments	849	690
Dividends on equity securities (restricted)	66	63

Total Interest and Dividend Income	12,678	13,467
Interest Expense
Interest-bearing demand deposits	18	19
Savings and money market deposits	85	98
Time deposits	1,269	1,628

Total Interest Expense on Deposits	1,372	1,745
FHLB advances	78	103
Trust preferred securities	217	229

Total Interest Expense	1,667	2,077

Net Interest Income	11,011	11,390
Provision for loan losses	—	—

Net Int. Inc. After Prov. for Loan Losses	11,011	11,390
Noninterest Income
Service charges and fees	2,372	2,262
Net realized gains on sale of investment securities	35	4
Other noninterest income	578	649

Total Noninterest Income	2,985	2,915
Noninterest Expense
Salaries and employee benefits	5,824	6,409
Occupancy	1,862	1,969
Other noninterest expense	5,223	6,161

Total Noninterest Expense	12,909	14,539

Income (Loss) Before Income Taxes	$1,087	$(234)

Income tax expense (benefit)	3	(5)

Net Income (Loss)	$1,084	$(229)

Income (Loss) per share, basic and diluted	$0.05	$(0.01)

Weighted average shares outstanding, basic and diluted	22,878,654	21,872,293

NEW PEOPLES BANKSHARES, INC.

KEY PERFORMANCE AND CAPITAL RATIOS

	For the three-months ended,
	June 30, 2015	March 31, 2015	December 31, 2014	June 30, 2014	March 31, 2014
Key Performance Ratios
Earning Asset Yield	4.42%	4.32%	4.39%	4.35%	4.46%
Cost of interest bearing liabilities	0.71%	0.75%	0.84%	0.82%	0.84%
Cost of Funds	0.53%	0.56%	0.64%	0.64%	0.66%
Net Interest Margin	3.86%	3.74%	3.72%	3.70%	3.78%

Return on average stockholder’s equity	4.19%	5.82%	0.71%	(1.57%)	(0.73%)
Return on average assets	0.28%	0.38%	0.05%	(0.09%)	(0.04%)
Efficiency Ratio*	93.53%	90.88%	98.90%	102.29%	101.00%
Loan to Deposit Ratio	76.96%	75.83%	78.19%	76.46%	76.60%

Asset Quality
Allowance for loan loss to total loans	1.97%	1.99%	2.17%	2.45%	2.53%
Net Charge Offs to average loans, annualized	0.20%	0.85%	0.46%	0.52%	0.72%
Nonaccrual loans to total loans	3.83%	4.61%	4.78%	5.32%	5.87%
Nonperforming assets to total assets	5.03%	5.39%	5.67%	5.78%	6.21%

Capital Ratios**
Tier 1 leverage ratio
The Company	8.84%	8.75%	8.07%	7.33%	7.41%
The Bank	9.01%	8.88%	8.19%	7.48%	7.53%
Tier 1 risk-based capital ratio
The Company	15.23%	14.97%	14.26%	12.96%	12.86%
The Bank	15.52%	15.17%	14.46%	13.22%	13.07%
Total risk-based capital ratio
The Company	16.84%	16.61%	15.98%	14.86%	14.74%
The Bank	16.79%	16.44%	15.73%	14.49%	14.34%
Total common equity tier 1 capital ratio
The Company	11.38%	11.20%	n/a	n/a	n/a
The Bank	15.52%	15.17%	n/a	n/a	n/a

*	The efficiency ratio is computed as a percentage of non-interest expense divided by the sum of net interest income and non-interest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently.
**	The capital ratios as of December 31, 2014 are audited.